Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of June 29, 2008, by and among L-1 Identity Solutions, Inc., a Delaware corporation (the “Company”), and Robert V. La Penta (the “Purchaser”).

RECITALS

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of March 23, 2008, by and among the Company, Dolomite Acquisition Co., a Delaware corporation and a direct, wholly owned subsidiary of the Company, and Digimarc Corporation, a Delaware corporation (“Digimarc”);

WHEREAS, the Company is entering into an Amended and Restated Merger Agreement with Digimarc, substantially in the form of Exhibit A (as amended from time to time, the “Merger Agreement”), in order to provide for an enhanced all-cash offer to purchase all of the issued and outstanding shares of capital stock and other equity interests of and in Digimarc on the terms, for the consideration and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Company has authorized the creation of a new series of preferred stock designated as Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”), by filing a Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of L-1 Identity Solutions, Inc. in the form attached hereto as Exhibit B (the “Certificate of Designations”) with the office of the Secretary of State of the State of Delaware, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, in order to finance the transactions contemplated by the Merger Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase and acquire from the Company that number of shares of Series A Preferred Stock (the “Purchased Preferred Shares”) and that number of shares of common stock, par value $0.001 per share (the “Purchased Common Shares” and collectively with the Purchased Preferred Shares, the “Purchased Shares”) set forth on Schedule I;

WHEREAS, concurrently herewith, certain parties (each, an “Investor” and collectively, the “Investors”) have each entered into a Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the respective Investor (each an “Investor Agreement” and collectively, the “Investor Agreements”), pursuant to which the Company shall issue and sell to each Investor, that number of shares of Common Stock specified in such Investor Agreement;

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, concurrently herewith, the Company and the Purchaser are entering into a Registration Rights Agreement in the form attached hereto as Exhibit C, providing for the registration under the Securities Act of the resale of the Purchased Common Shares and the Conversion Shares (as defined herein), on the terms and conditions set forth therein (the “Registration Rights Agreement”);

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AGREEMENT TO PURCHASE AND SELL SHARES.

(a)       Authorization. The Company’s Board of Directors has duly authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of the Purchased Shares, the issuance, pursuant to the terms and conditions of Section 5(b) hereof (the “Price Protection Share Right”), of additional shares of Series A Preferred Stock (the “Price Protection Shares”), and the issuance, pursuant to the terms of the Certificate of Designations, of shares of Common Stock upon conversion of the Series A Preferred Stock (the “Conversion Shares”).

(b)       Agreement to Purchase and Sell Securities. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company agrees to sell and issue to the Purchaser, that number of Purchased Shares set forth opposite the Purchaser’s name on Schedule I, for an aggregate purchase price of at least $25 million. The purchase price of each Purchased Preferred Share shall be $1,000. The purchase price of each Purchased Common Share (the “Per Share Price”) shall be, at the sole election of Purchaser, which election shall be provided in writing to the Company prior to 7:00 p.m. EST on Monday, June 30, 2008:

(i)	$ 13.19 per share; or

(ii)          a per share price representing a 4% discount from the volume weighted average price (VWAP) of the Common Stock on the NYSE on June 30, 2008, as reported by Bloomberg Financial Markets.

(c)        Use of Proceeds. The Company will apply all of the net proceeds from the sale of the Purchased Shares solely to pay the consideration required by the Merger Agreement and to pay the expenses of the Company relating to the transactions contemplated by the Merger Agreement.

(d)       Independence. Nothing contained herein or in the Registration Rights Agreement or the other agreements, instruments and documents contemplated hereby and thereby (collectively, the “Transaction Documents”), and no action taken by the Purchaser pursuant hereto or thereto shall be deemed to constitute the Purchaser and the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Purchaser shall be entitled to independently protect and enforce his rights, including, without limitation, the rights arising out of this Agreement and any of the other Transaction Documents, and it shall not

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be necessary for any Investor to be joined as an additional party in any proceeding for such purpose.

2.	CLOSING.

(a)       Closing. The completion of the purchase and sale of the Purchased Shares (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, at 9:00 a.m., local time, upon five (5) Business Days’ written notice (the “Closing Notice”) from the Company to the Purchaser stating that the conditions set forth in Articles 7, 8 and 9 hereof (the “Closing Conditions”) are expected to be satisfied or waived as of such date. The obligations of the parties to consummate the Closing shall remain subject to the actual satisfaction or waiver of the Closing Conditions at such time. If the Closing is not consummated on the date set forth in the Closing Notice because the Closing Conditions have not been satisfied or waived, and this Agreement has not been terminated in accordance with its terms, the Company shall be entitled to give Purchaser a new Closing Notice with a new anticipated date for the Closing. At the Closing, the Company shall, against delivery of full payment for the Purchased Shares to be purchased by the Purchaser as set forth opposite the Purchaser’s name on Schedule I hereto, by wire transfer of immediately available funds in accordance with the wire transfer instructions attached hereto as Exhibit D, authorize its transfer agent to either issue to the Purchaser via the Depository Trust Company’s DWAC system to the account of the Purchaser’s broker, the number of Purchased Shares set forth on Schedule I hereto or issue to the Purchaser one or more stock certificates (the “Certificates”) registered in the name of the Purchaser (or in such nominee name(s) as designated by the Purchaser in the Stock Certificate Questionnaire attached hereto as Schedule II (the “Stock Certificate Questionnaire”)), representing the number of Purchased Shares set forth on Schedule I hereto, and bearing the legend set forth in Section 4(j) herein. Closing documents may be delivered by facsimile. The date of the Closing is referred to herein as the “Closing Date.”

(b)       For purposes of this Agreement, “Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed and “Law” means statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (including common law).

3.         REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY.

The Company hereby represents and warrants to the Purchaser that except as disclosed (a) in the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2007, (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 and (iii) Proxy Statement for its 2008 annual meeting of stockholders, including documents filed or incorporated by reference as exhibits thereto but excluding disclosure referred to in the “Risk Factors” and “Note Regarding Forward Looking Statements” sections thereof or (b) in the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates) delivered by the Company to the Purchaser simultaneously with the execution of this Agreement and attached hereto as Exhibit E (the “Disclosure Letter”):

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(a)       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement,

(i)        “Company Material Adverse Effect” means any change, event, occurrence or effect that is materially adverse to the combined business, properties, assets, results of operations or financial condition of the Company and its Subsidiaries and Digimarc and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or be considered in determining whether there has occurred, and no change, event, occurrence or effect resulting from, attributable to or arising out of any of the following shall constitute, a Company Material Adverse Effect: (a) changes generally affecting (i) the industries in which the Company, Digimarc and their respective Subsidiaries operate, or (ii) the economy or the capital markets, in each case, in the United States, (b) changes after the date hereof in Law or in GAAP, (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated hereby, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (e) earthquakes, hurricanes, tornados or other natural disasters, (f) any decline in the market price, or change in trading volume, of the capital stock of the Company or Digimarc or (g) the suspension of trading generally on the New York Stock Exchange (the “NYSE”) or the Nasdaq Stock Market; provided, further, however, (A) that any change, event, occurrence or effect referred to in clauses (a), (b), (d) and (e) shall be taken into account for purposes of such clause only so long as such change, event, occurrence or effect does not adversely affect the Company, Digimarc and their respective Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the industries in which the Company, Digimarc and their respective Subsidiaries operate and (B) that for purposes of clause (f), any change, event, occurrence or effect underlying such decline, change or failure not otherwise excluded in the other exceptions (a) through (g) of this definition shall be taken into account in determining whether a Company Material Adverse Effect has occurred. With respect to references to “Company Material Adverse Effect” in the representations and warranties set forth in Section 3(c) and Sections 3(e), the exceptions set forth in clause (c) shall not apply;

(ii)       “GAAP” means accounting principles generally accepted in the United States of America; and

(iii)      “Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party’s

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consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

(b)	Capitalization.

(i)        The authorized capital stock of the Company consists of 125,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share. At the close of business on June 24, 2008, (a) 77,622,370 shares of Common Stock were issued and outstanding, (b) 366,815 shares of Common Stock were held by the Company in its treasury, (c) 11,454,695 shares of Common Stock were reserved for issuance under the Company Stock Plans (of which 7,784,028 shares of Common Stock were subject to outstanding options to purchase shares of Common Stock granted under the Company Stock Plans) and (d) no shares of preferred stock were issued or outstanding. As of the date of this Agreement, there are not any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Common Stock.

(ii)       For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority; “Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational; “Company Stock Plans” means, collectively, the L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan, as amended (formerly named the Viisage Technology, Inc. 2005 Long-Term Incentive Plan), Identix Incorporated 1995 Equity Incentive Plan, Identix Incorporated 2000 New Employee Stock Incentive Plan, Identix Incorporated 2002 Equity Incentive Plan, Identix Incorporated Non-Employee Directors Stock Option Plan, Imaging Automation, Inc. 1996 Stock Option Plan, Imaging Automation, Inc. 2003 Employee, Director and Consultant Stock Plan, Visionics Corporation 1990 Stock Option Plan, Visionics Corporation 1998 Stock Option Plan, Visionics Corporation Stock Incentive Plan, Viisage Technology, Inc. 2006 Employee Stock Purchase Plan, Viisage Technology, Inc. 2001 Stock in Lieu of Cash Compensation Plan, Viisage Technology, Inc. Stock in Lieu of Cash Compensation for Directors Plan, Viisage Technology, Inc. 1999 Stock in Lieu of Cash Compensation for Directors Plan, Viisage Technology, Inc. 1997 Employee Stock Purchase Plan, as amended, Viisage Technology, Inc. 1996 Director Stock Option Plan, as amended, Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended, ZN Employees Stock Option Plan, Bioscrypt Inc. Stock Option Plan and Bioscrypt Inc. A4 Vision Plan.

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(c)	Authority; Noncontravention.

(i)           The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the other Transaction Documents and to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (collectively, the “Transactions”). The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the Transactions, have been duly authorized and approved by its board of directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transactions. The Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.

(ii)          Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company or (ii) (A) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any Contract or Company Permit to which the Company or its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (B), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

(iii)         As used in this Agreement, a “Contract” means a written or oral loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation, “CompanyPermits” means all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained by the Company and each of its Subsidiaries, in each case necessary for the lawful conduct of their respective businesses and “Lien” means all liens, pledges, charges, mortgages,

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encumbrances, transfer restrictions, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” Laws of the various States of the United States).

(d)       Valid Issuance of Purchased Shares, Price Protection Shares and Conversion Shares. (i) The Purchased Shares will be, upon payment therefor by Purchaser in accordance with this Agreement, (ii) the Price Protection Shares will be, if and when issued in accordance with the terms of the Price Protection Share Right, and (iii) the Conversion Shares will be, when issued in accordance with the terms of the Certificate of Designations, duly authorized, validly issued, fully paid and non-assessable, free from all Liens. No co-sale right, right of first refusal, pre-emptive right or other similar rights exist with respect to the Purchased Shares, Price Protection Shares, Conversion Shares or the issuance and sale thereof.

(e)       Governmental Approvals. Except for the filings, if required under, and compliance with applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (as amended, the “HSR Act”) with respect to consummation of the transactions contemplated by this Agreement, approval for listing of the Purchased Common Shares and the Conversion Shares on the NYSE and such post-Closing filings as must be made to comply with the terms of state and federal securities laws, the terms of the Registration Rights Agreement and the listing requirements of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

(f)	SEC Documents; Undisclosed Liabilities.

(i)           Reports. The Company has filed and furnished all required reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements with the SEC since December 31, 2006 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “CompanySEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or the Securities Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in

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any Company SEC Document has been reviewed or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. The SEC has not notified the Company that it is the subject of any ongoing SEC review or investigation, and to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or investigation. As used in this Agreement, “Knowledge” means actual knowledge, after due inquiry of such person’s direct reports, of the executive officers of the Company.

(ii)          The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which have been or for the quarter ended March 31, 2008, could reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole). Without limiting the generality of the foregoing, with respect to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q included in the Company SEC Documents, the financial statements and other financial information included in such reports fairly present (within the meaning of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in such Company SEC Documents.

(iii)         The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures were determined to be effective in all material respects to ensure that information required to be disclosed by the Company in the reports that it filed under the Exchange Act since December 31, 2006 was recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s Independent Registered Public Accounting Firm and the audit committee of the board of directors of the Company (i) all significant deficiencies and material weaknesses

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in the design or operation of internal control over financing reporting which are reasonably likely to affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are complete and accurate. The management of the Company assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, and concluded that the internal control over financial reporting was effective. To the Knowledge of the Company, as of the date hereof, there is no material weakness in the design or operation of internal control over financial reporting which is reasonably likely to affect the Company’s ability to record, process, summarize and report financial information.

(iv)         The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity, to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. The Company is in compliance, in all material respects, with the applicable listing and corporate governance rules and regulations of the NYSE.

(v)          Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, whether known or unknown) whether or not required, if known, to be reflected or reserved for on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities and obligations (i) as and to the extent reflected or reserved for on the audited balance sheet of the Company and its Subsidiaries as of December 31, 2007 included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”), (ii) incurred in connection with the Transactions or the Merger Agreement, (iii) incurred after December 31, 2007 in the ordinary course of business consistent with past practice or (iv) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(vi)         Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate (as defined below), including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-

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balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s published financial statements or any Company SEC Documents.

“Affiliate” means, with respect to any Person hereto, any corporation or other business entity which directly or indirectly through stock ownership or through any other arrangement either controls, is controlled by or is under common control with, such Person. The term “control” shall mean the power to direct the affaires of such Person by reason of ownership of voting stock or other equity interests, by contract or otherwise.

“Person” means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

(g)       Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions.

(h)       Absence of Certain Changes or Events. From December 31, 2007 to the date of this Agreement, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Documents, since December 31, 2007, the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice. Without limiting the foregoing, except as disclosed in the Filed Company SEC Documents, since December 31, 2007, there has not occurred any damage, destruction or loss (whether or not covered by insurance) of any material asset of the Company or any of its Subsidiaries which materially affects the use thereof.

(i)        Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, by or before any Governmental Authority.

(j)	Compliance with Laws, Permits.

(i)           The Company and its Subsidiaries are (and since December 31, 2005 have been) in compliance in all material respects with all Laws applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations.

(ii)          The Company and each of its Subsidiaries holds all Company Permits necessary for the lawful conduct of their respective businesses. The

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Company and its Subsidiaries are (and since December 31, 2005 have been) in compliance with the terms of all Company Permits, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2005, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority (i) claimed or alleged that the Company or any of its Subsidiaries was not in material compliance with any Company Permit or (ii) was considering the amendment, termination, revocation or cancellation of any Company Permit.

(k)       No Vote Required. No vote of the stockholders of the Company is required by Law, the Company’s certificate of incorporation or bylaws or otherwise for the Company to complete the Transactions, including the issuance of the Purchased Shares and, if applicable, the Price Protection Shares.

(l)        Material Customers and Suppliers. Since December 31, 2007, no material customer or supplier of the Company or its Subsidiaries, including any Governmental Authority, has given the Company or its Subsidiaries any written notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer or supplier and the Company or its Subsidiaries, and there has not been any materially adverse change in the business relationship of the Company or its Subsidiaries with any such customer or supplier.

(m)      Export Controls. Each of the Company and its Subsidiaries is conducting, and has conducted, its export transactions in accordance in all material respects with all applicable U.S. export and re-export control Laws and, to the Knowledge of the Company, all other applicable import/export controls in other countries in which the Company and its Subsidiaries conduct business. Neither the Company nor any of its Subsidiaries has a customer, supplier or distributor relationship with, or is a party to any agreement with, any Person (a) organized or domiciled in or that is a citizen of, the Balkans, Burma (Myanmar), Cuba, Iran, Liberia, North Korea, Sudan, Syria or Zimbabwe (including any Governmental Authority of any such country) or (b) that appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Controls in the United States Department of the Treasury, or in the Annexes to the United States Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism.

(n)       Compliance with Securities Laws. Subject to the accuracy of the representations made by the Purchaser in Section 4 hereof, the offer and issuance of the Purchased Shares, the Price Protection Share Right, the Conversion Shares and if applicable, the Price Protection Shares to the Purchaser is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising, including but not limited to, advertisement, articles notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, in connection with the offer and sale of the Purchased

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Shares, the Price Protection Share Right, the Conversion Shares and if applicable, the Price Protection Shares.

(o)       No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause the offering of the Purchased Shares, the Price Protection Share Right or if applicable, the issuance of the Price Protection Shares to be integrated with prior or concurrent offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NYSE. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Purchased Shares, the Price Protection Share Right or if applicable, the issuance of the Price Protection Shares Price Protection Shares under the Securities Act or cause the offering of the Purchased Shares, the Price Protection Share Right or if applicable, the issuance of the Price Protection Shares Price Protection Shares to be integrated with other offerings.

(p)       NYSE Listing Matters. The shares of Common Stock are registered pursuant to Section 12(g) of the Exchange Act and are listed on the NYSE under the ticker symbol “ID.” The Company has not received any notice that it is not currently in compliance with the listing or maintenance requirements of the NYSE. The issuance and sale of the Purchased Shares under this Agreement do not contravene the rules and regulations of the NYSE. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE.

(q)       Investment Company. Neither the Company nor any of its Subsidiaries is, or, immediately after receipt of payment for the Purchased Shares and consummation of the contemplated transactions, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 (as amended) and the rules and regulations of the SEC thereunder.

4.         REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, and agrees as follows:

(a)       Organization, Good Standing and Qualification. The Purchaser has all individual power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby and consummate the transactions contemplated hereby and thereby

(b)       Authority. The execution, delivery and performance of all obligations of the Purchaser under this Agreement have been duly authorized by the Purchaser, and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent

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transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.

(c)       No Conflicts. There is no provision of (i) any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Purchaser or (ii) any order, writ, injunction, judgment or decree of any court or government agency or instrumentality applicable to Purchaser, that could, in any case, prevent, enjoin, alter, challenge or delay the consummation of the Transactions.

(d)       Purchase for Own Account. The Purchased Shares, the Price Protection Share Right and if applicable, the Price Protection Shares, and the Conversion Shares are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the distribution thereof. The Purchaser does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person, to sell or otherwise distribute the Purchased Shares and, if applicable the Price Protection Shares or the Conversion Shares. Notwithstanding the foregoing, the parties hereto acknowledge (i) that the Purchaser does not agree to hold any of the Purchased Shares, Price Protection Shares or the Conversion Shares for any minimum or other specific term and (ii) the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities, in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

(e)       Investment Experience. The Purchaser understands that the purchase of the Purchased Shares and the Price Protection Share Right involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that the Purchaser is able to bear the economic risk of its investment in the Purchased Shares, and if applicable, the Price Protection Shares and the Conversion Shares, and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of this investment in the Purchased Shares and if applicable, the Price Protection Shares and the Conversion Shares, and protecting the Purchaser’s own interests in connection with this investment.

(f)        Status of Purchaser. The Purchaser is an “accredited investor” as such term is defined in Rule 501 of the Securities Act. The Purchaser acknowledges that the Purchased Shares, the Price Protection Share Right and if applicable, the Price Protection Shares were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

(g)       Reliance Upon Purchaser’s Representations. The Purchaser understands that the issuance and sale of the Purchased Shares and if applicable, the issuance of the Price Protection Share Right and the Conversion Shares to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof, and that the Company’s and the

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Purchaser’s reliance on such exemption is based on the Purchaser’s representations set forth herein and in the Suitability Questionnaire.

(h)       Receipt of Information. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Purchased Shares, Price Protection Share Right and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information the Purchaser deems relevant to make an informed decision to purchase the Purchased Shares and the Price Protection Share Right. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel thereof shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(i)        Restricted Securities. The Purchaser understands that the Purchased Shares, the Price Protection Share Right, and if applicable, the Price Protection Shares and the Conversion Shares have not been, and will not upon issuance be, registered under the Securities Act and the Purchaser will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer (each such transaction, a “Transfer”) any of the Purchased Shares or if applicable, the Price Protection Shares or Conversion Shares, except (i) in the United States to a person who the Purchaser reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A (respecting Purchased Shares), (ii) outside of the United States in an offshore transaction in accordance with Section 904 under the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act, (iv) if the Purchaser provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a Transfer of the Purchased Shares or if applicable, the Price Protection Shares or the Conversion Shares, may be made without registration under the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering and the transferee agrees to be bound by the terms and conditions of this Agreement or (v) if the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Shares, Conversion Shares or the Price Protection Shares, as the case may be, can be sold pursuant to Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time (“Rule 144”) following the applicable holding period set forth therein. The Purchaser understands and agrees that Transfer of the Price Protection Share Right is subject to Section 5(b) hereof.

(j)        Legends. The Purchaser agrees that the certificates representing the Purchased Shares and, if issued, the Price Protection Shares, and the Conversion Shares, shall bear a legend in substantially the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

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THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Purchased Shares, Conversion Shares or Price Protection Shares, if, unless otherwise required by state securities laws, (i) such Purchased Shares, Conversion Shares or Price Protection Shares are registered for resale under the Securities Act, the related registration statement remains available for resales, and the holder provides a representation letter, in a form reasonably acceptable to the Company, stating that the Purchased Shares, Conversion Shares or Price Protection Shares, as the case may be, shall be sold in compliance with the prospectus delivery requirements of the Securities Act, (ii) in connection with a Transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Transfer of the Purchased Shares, Conversion Shares or Price Protection Shares, as the case may be, may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Purchased Shares, Conversion Shares or the Price Protection Shares, as the case may be, can be Transferred without restriction pursuant to Rule 144. It is understood and agreed by the Purchaser that if the restrictive legend is removed from any Purchased Shares, the Purchaser will forfeit its Price Protection Share Right to the extent provided by Section 5(b) hereof.

In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on Transfer set forth in this Agreement. The Company will promptly take all necessary actions to promptly remove the appropriate portion of the legend and the stop transfer orders promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

(k)       Questionnaires. The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Suitability Questionnaire, and the answers to such questionnaires are true and correct as of the date thereof and as of the Closing Date.

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(l)        Restrictions on Short Sales. The Purchaser represents, warrants and covenants that neither the Purchaser nor any Affiliate of the Purchaser which (x) has knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Purchased Shares, Conversion Shares and Price Protection Share Right, or (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading, has engaged or will engage, directly or indirectly, during the period beginning on the date on which the Company first contacted the Purchaser regarding the Transactions and ending on the public announcement of the Transactions, in (i) any “short sales” (as such term is defined in Rule 200 promulgated under the Exchange Act) of the Purchased Shares, Conversion Shares and/or the Price Protection Share Right or Price Protection Shares, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that Transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Purchased Shares, Price Protection Share Right, Price Protection Shares or Conversion Shares by the Purchaser or (ii) any hedging transaction which establishes a net short position with respect to the Purchased Shares, Price Protection Share Right, Price Protection Shares or Conversion Shares (clauses (i) and (ii) together, a “Short Sale”); except for (A) Short Sales by the Purchaser or an Affiliate of the Purchaser which was, prior to the date on which the Purchaser was first contacted regarding the Transactions, a market maker for the Common Stock, provided that such Short Sales are in the ordinary course of business of the Purchaser or Affiliate of the Purchaser and are in compliance with the Securities Act, the rules and regulations of the Securities Act and such other securities laws as may be applicable, (B) Short Sales by the Purchaser or an Affiliate of the Purchaser which by virtue of the procedures of the Purchaser are made without knowledge of the Transactions or (C) Short Sales by the Purchaser or an Affiliate of the Purchaser to the extent that the Purchaser or Affiliate of the Purchaser is acting in the capacity of a broker-dealer executing unsolicited third-party transactions.

(m)      Independence. The Purchaser has relied on the representations of the Company herein, the Company SEC Documents, information provided by the Company, and its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries. The Purchaser (or Affiliate or representative of the Purchaser) is not acting as a financial advisor or fiduciary to any Investor, and shall not have any duty or responsibility to any Investor, either initially or on a continuing basis. Without limiting the foregoing, the Purchaser (or Affiliate or representative of the Purchaser) shall not have any duty or responsibility to any Investor to make any investigation on behalf of any Investor or to provide any Investor with any information with respect to the Company and its Subsidiaries, whether coming into its possession before the purchase of the Purchased Shares, or at any time thereafter, and the Purchaser (or Affiliate or representative of the Purchaser) shall not have any responsibility with respect to the accuracy or completeness of any information provided to the Investors.

(n)       Beneficial Ownership of Company Securities. The Purchaser has disclosed to the Company in writing all shares of Common Stock or other equity securities of the Company beneficially owned by him as of the date hereof.

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5.	COVENANTS.

(a)       Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the Closing Conditions to be satisfied by it as provided in Sections 7, 8 and 9 of this Agreement.

(b)       Price Protection Share Right. If Purchaser elects the Per Share Price provided pursuant to Section 1(b)(i) hereof, Purchaser and its transferees who are Eligible Persons (as defined below) shall have the right to receive Price Protection Shares, subject to the terms and conditions of this Section 5(b). For the avoidance of doubt, if Purchaser elects the Per Share Price provided pursuant to Section 1(b)(ii) hereof, Purchaser shall have no right to receive Price Protection Shares. If the Price Protection Share Right is applicable:

(i)           Subject to the occurrence of the Closing, if the Average Trading Price (as defined below) is less than the Per Share Price, each Eligible Person will have the right to receive, and the Company shall issue to each Eligible Person on the third Business Day after the first anniversary of the date hereof (the “Price Protection Share Issuance Date”), for no consideration, a number of Price Protection Shares equal to a fraction:

a)         the numerator of which is (I) the product of (w) the number of Purchased Shares held by such Eligible Person as of the first anniversary of the date hereof (the “Eligible Shares”) and (x) the Per Share Price, minus (II) the product of (y) such number of Eligible Shares and (z) the Average Trading Price; and

b)        the denominator of which is the Average Trading Price;

provided, that if the Average Trading Price is less than $12.13, the Average Trading Price shall be deemed to be $12.13 for the purposes of this clause (i).

(ii)           “Average Trading Price” shall mean the volume weighted average (rounded to the nearest 1/10,000, or if there shall not be a nearest 1/10,000, to the next highest 1/10,000) of the daily volume weighted average price of a share of Common Stock on the NYSE as reported by Bloomberg Financial Markets for each of the 30 consecutive trading days ending on the last trading day prior to the first anniversary of the date hereof.

(iii)         “Eligible Person” means the Purchaser or a Person to whom the Purchaser (or another Eligible Person) Transfers any Purchased Shares in a private placement transaction that does not involve a sale to the public pursuant to a registration statement, pursuant to Rule 144 or otherwise, provided that such Person agrees in writing to be bound by the terms and provisions of this Agreement and provided further that such Transfer is otherwise in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(iv)         Each Eligible Person will only be entitled to receive Price Protection Shares, if any, to the extent such Eligible Person holds Eligible Shares. In order

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to establish its right to receive Price Protection Shares, each Eligible Person must provide to the Company within five (5) Business Days of the Price Protection Share Issuance Date a certificate in form reasonably acceptable to the Company, setting forth the number of Eligible Shares held by such Eligible Person as of the first anniversary of the Closing Date. Notwithstanding the delivery of such certificate, no Purchased Shares shall qualify as Eligible Shares if any Eligible Person has requested the removal of the restrictive legend to be placed on such Purchased Shares pursuant to Section 5(j).

(v)          No certificates or scrip representing fractional shares of Series A Preferred Stock shall be issued to any Eligible Person entitled to receive Price Protection Shares. In lieu of such fractional share interests, the Company shall pay to each Eligible Person an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder (after taking into account all Price Protection Shares to be received by such holder) would otherwise be entitled by (ii) the Average Trading Price.

(vi)         From the Closing Date through the Price Protection Share Issuance Date, the Company will at all times keep a sufficient number of shares of Series A Preferred Stock reserved for issuance pursuant to the Price Protection Share Right provided for in this Agreement.

(vii)        The number of Price Protection Shares to be issued pursuant to this Agreement shall be adjusted to the extent appropriate to reflect the effect of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to shares of Common Stock occurring or having a record date on or after the date of this Agreement and prior to the Price Protection Share Issuance Date.

(c)       Form D Filing. The Company hereby agrees that it shall file in a timely manner a Form D relating to the sale of the Purchased Shares under this Agreement, pursuant to Regulation D.

(d)       Reporting Status. Until the date on which the Purchaser shall have sold all of the Purchased Shares, the Conversion Shares and, if applicable, the Price Protection Shares (the “Reporting Period”), the Company shall use its reasonable best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act (except to the extent that the Company has complied with its obligations under the Certificate of Designations in connection with (i) a reorganization of the Company or a merger or consolidation of the Company with or into another entity or (ii) an event that is a “liquidation” pursuant to the Certificate of Designations) even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(e)       Financial Information. For so long as any Purchased Shares, Conversion Shares or Price Protection Shares remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the

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Purchaser and any holder of Purchased Shares, Conversion Shares or the Price Protection Shares in connection with any sale thereof, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).

(f)        NYSE Listing. The Company agrees to use its reasonable best efforts to cause the Purchased Common Shares and if issued, the Conversion Shares to be authorized for listing on the NYSE, subject to official notice of issuance. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on the NYSE and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the NYSE.

(g)       Confidentiality. The Purchaser agrees to use any information it receives in the course of and in connection with this transaction for the sole purpose of evaluating a possible investment in the Purchased Shares and Price Protection Share Right and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing any such information, this Agreement, or any other offering materials provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents except to its advisors and representatives for the purpose of evaluating such investment. The foregoing agreements shall not apply to any information that (i) is or becomes publicly available through no fault of the Purchaser, (ii) was already known to the Purchaser prior to its disclosure by the Company to the Purchaser, (iii) is or becomes available to the Purchaser on a non-confidential basis from a source other than the Company (so long as the Purchaser is not aware such disclosure is in breach of a confidentiality obligation to the Company), (iv) is independently developed by the Purchaser’s personnel without access to or use of the confidential information received from the Company or (v) is legally required to be disclosed by the Purchaser under operation of law or judicial or other governmental order; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any judicial or other governmental order or any other applicable legal procedure, it shall provide the Company with reasonably prompt notice of any such request or order to enable the Company to seek an appropriate protective order and shall provide the Company with reasonable assistance in obtaining such protective order at the Company’s sole expense; provided further, however, that notwithstanding anything contrary in this Section 5(g), the Purchaser may be in the business of making investments in and otherwise engaging in businesses which may or may not be in competition with the Company and that this Agreement in no way limits or restricts the ability of the Purchaser to make such investments or engage in such businesses, as long as such activities do not involve the use of any confidential information in an unauthorized manner.

(h)       Merger Agreement. The Company agrees that it shall not enter into any material amendment to the Merger Agreement, or waive any condition to the Offer or the Merger contained therein (each as defined in the Merger Agreement), in each case which amendment or waiver would reasonably be expected to materially and adversely affect the value of the Transactions to Purchaser.

(i)        Conversion of Series A Preferred Stock. The Company agrees that it shall take all action necessary, including in accordance with the DGCL, the Amended and Restated

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Certificate of Incorporation and bylaws of the Company and the NYSE, and the Board of Directors of the Company shall propose and recommend that stockholders approve, at the Company’s next annual meeting of stockholders, the authorization and issuance of all the Conversion Shares to the Purchaser. If the stockholders do not approve such authorization and issuance of all the Conversion Shares, the Company shall re-submit such proposal to the following annual meeting of stockholders, as provided in the preceding sentence, for the next three consecutive years, if such approval is not earlier obtained. If the stockholders approve such issuance of the Conversion Shares, the Purchaser shall promptly take all necessary action to , and the Company shall, convert all shares of Series A Preferred Stock then owned by the Purchaser pursuant to Section 7(a)(i) of the Certificate of Designations. The Company’s obligations set forth in this Section 5(i) are undertaken for the benefit of the Investors and shall terminate when Purchaser no longer holds any shares of Series A Preferred Stock. The purchaser on one hand, and the company, for the benefit of the investors, on the other hand, agree that neither the company nor the purchaser shall amend, modify or waive any provision of this Section 5(i).

(j)        Mandatory Conversion. The Company agrees that it will file a Certificate of Designation, Preferences and Rights of the 8% Series B Senior Preferred Stock of L-1 Identity Solutions, Inc. with the office of the Secretary of State of the State of Delaware, in accordance with the DGCL, prior to the date of mandatory conversion of the Series A Preferred Stock pursuant to Section 8 of the Certificate of Designations, if the Series A Preferred Stock remains outstanding on such date.

6.         ADVISORY FEE. Each of the parties to this Agreement hereby represents that no other broker or finder is entitled to compensation in connection with the sale of the Purchased Shares to the Purchaser by reason of any action by or agreement of such party. The Company shall indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing by the Company to any Person acting on behalf of the Company hereunder. The Purchaser shall indemnify and hold harmless the Company from and against all fees, commissions or other payments owing by the Purchaser to any Person acting on behalf of the Purchaser hereunder.

7.         CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE TRANSACTIONS. The respective obligations of the Company, on the one hand, and the Purchaser on the other hand, to effect the Transactions shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)       No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Transactions or making the consummation of the Transactions illegal;

(b)       Satisfaction of Merger Agreement Conditions. All conditions precedent to the initial payment of consideration in the Offer as set forth in the Merger Agreement shall have been satisfied or waived (to the extent permitted by Law) and a duly authorized officer of the

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Company shall have certified that the Company is prepared to and shall consummate such payment concurrently with the Closing under this Agreement; and

(c)       Securities Exemptions. The offer and sale of the Purchased Shares, the Price Protection Share Right, the Conversion Shares and the Price Protection Shares to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(d)       Antitrust. Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act, if any, shall have been terminated or shall have expired

8.         CONDITIONS TO THE PURCHASER’S OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN. The obligation of the Purchaser to purchase and pay for the Purchased Shares which the Purchaser has agreed to purchase at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, any of which may be waived in writing in whole or in part by the Purchaser:

(a)       Representations and Warranties True. The representations and warranties of the Company set forth in Article III hereof, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)       Performance. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Purchaser shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c)       Compliance Certificate. The Company will have delivered to the Purchaser a certificate signed on its behalf by a duly authorized officer certifying that the conditions specified in Sections 8(a) and 8(b) hereof have been fulfilled.

(d)       No Suspension of Trading or Listing of Common Stock. The Common Stock (i) shall be designated for quotation or listed on the NYSE and (ii) shall not have been suspended from trading on the NYSE (except for suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company).

(e)       Reservation of Common Stock The Company shall have reserved out of its authorized and unissued Common Stock that number of shares of Common Stock equal to the maximum number of Conversion Shares issuable upon conversion of the Purchased Preferred Shares pursuant to their terms.

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(f)        Registration Statement. The Company shall have filed under the Securities Act, a “shelf” registration statement with respect to the Purchased Shares, providing for the registration of, and the resale on a continuous or delayed basis by the Purchaser of all of the Purchased Shares held by the Purchaser on the Closing Date, pursuant to Rule 415 or any similar rule that may be adopted by the SEC.

(g)       Certificate of Designations. The Certificate of Designations in the form attached as Exhibit B shall have been filed on or prior to the Closing Date with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(h)       Reservation of Series A Preferred Stock. The Company shall have reserved out of its authorized and unissued Series A Preferred Stock, that number of shares of Series A Preferred Stock equal to the maximum number of Price Protection Shares issuable pursuant to the Price Protection Share Right.

(i)        Opinion of Counsel. The Purchaser shall have received a favorable opinion of counsel to the Company covering the matters set forth in Exhibit F hereto and otherwise in form and substance satisfactory to Purchaser.

9.         CONDITIONS TO THE COMPANY’S OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN. The obligations of the Company to consummate the Transactions with respect to the Purchaser are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)       Representations and Warranties True. Each of the representations and warranties of the Purchaser contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing.

(b)       Performance. The Purchaser shall have performed and complied in all material respects with all of his agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by him on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)       Payment of Purchase Price. The Purchaser shall have delivered to the Company by wire transfer of immediately available funds full payment of the purchase price for the Purchased Shares set forth on Schedule I.

10.	TERMINATION

(a)       Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

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(i)           by mutual written consent of the Company and the Purchaser;

(ii)          by the Company or the Purchaser, if the Closing shall not have been consummated on or before December 31, 2008 (the “Termination Date”), provided, that the right to terminate this Agreement under this paragraph shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the Closing to occur on or prior to such date;

(iii)         by the Purchaser, if there has been a breach of any representation, warranty or covenant made by the Company in this Agreement, such that the conditions in Section 8 are not capable of being satisfied and which have not been cured by the Company within twenty (20) calendar days after receipt of written notice from the Purchaser of such breach,provided, however, this Agreement may not be terminated pursuant to this Section 10(a)(iii) after the receipt of the Closing Notice, unless the Company shall have received a termination notice from each Investor, pursuant to Section 10(a)(iii) of the applicable Investor Agreement;

(iv)         by the Company, if there has been a breach of any representation, warranty or covenant made by the Purchaser in this Agreement, such that the conditions in Section 9 are not capable of being satisfied and which have not been cured by the Purchaser within twenty (20) calendar days after receipt of written notice from the Company requesting such breach to be cured;

(v)          by the Company, if the Closing Conditions in Sections 7 and 8 have been satisfied, and Purchaser has failed to make payment as and when required pursuant to Section 2(a) hereof;

(vi)         by the Purchaser or by the Company, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transactions or the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(vii)        by the Company or by the Purchaser, if the Merger Agreement shall have been terminated in accordance with its terms.

(b)       Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10(a), written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant which such termination is made, and all rights and obligations of (a) the Purchaser and (b) the Company, solely with respect to the Purchaser shall terminate and no party shall have any liability to the other party, except for obligations of such parties in Sections 5(g), 5(h), 10(b) and Article 11 (including any definitions in this Agreement that are used in such Sections), which shall survive the termination of this Agreement. Notwithstanding anything to the contrary contained herein, termination of this Agreement pursuant to Section 10(a) shall not release any party from any liability for any material breach by such party of the terms and provisions of this Agreement prior to such termination.

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11.	MISCELLANEOUS.

(a)       Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Purchaser may assign its rights under this Agreement solely to an Eligible Person or to any of its Affiliates, without the consent of the Company or to any other Person, with the consent of the Company.

(b)	Governing Law; Jurisdiction; Waiver of Jury Trial.

(i)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(ii)          All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(iii)         EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)       Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at Law or in equity.

(d)       Survival. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties of the Company and the Purchaser contained in this Agreement and the other Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing

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through the period terminating on the Price Protection Share Issuance Date; provided, however, that the representations and warranties of the Company contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(g), 3(k), 3(n), 3(o), 3(p) and 3(q) shall survive until the expiration of the applicable statute of limitations.

(e)       Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(f)        Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(g)       Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), sent by email (with a return receipt) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Company,

177 Broad Street

Stamford, CT 06901

Attention: Mark Molina

Facsimile: (203) 504-1104

Email: mmolina@L1ID.com

with copies (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Marita A. Makinen

Facsimile: (212) 310-8007

Email: Marita.Makinen@weil.com

and

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attention: Kyle Krpata

Facsimile: (802) 650-3100

Email: Kyle.Krpata@weil.com

If the Purchaser,

Robert V. La Penta

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L-1 Identity Solutions, Inc.

177 Broad Street, 12th Floor

Stamford, CT 06901

Facsimile: (203) 504-1150

Email: rlapenta@L1ID.com

or such other addresses or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

(h)       Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchaser, subject to the limitations contained in Section 5(i). Any amendment effected in accordance with this Section 11(h) will be binding upon the Purchaser, the Company and their respective successors and assigns. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable securities then outstanding.

(i)        Exchange Act Reporting and Publicity. The Company will describe the terms of the transactions contemplated by this Agreement in a press release and in a Current Report on Form 8-K and will attach this Agreement as an exhibit to its Offer to Purchase on Schedule TO, to be filed with the SEC, as contemplated by the Merger Agreement. Except for the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the Transactions; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any other additional public disclosure with respect to such transactions as is required by applicable law, regulations, and NYSE rules.

(j)        Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(k)       Replacement of Shares. If any certificate or instrument evidencing any Purchased Shares, Conversion Shares and if applicable, the Price Protection Shares, is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Purchased Shares, Conversion Shares and if applicable, the Price Protection Shares.

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(l)	Indemnification.

(i)           Subject to Section 11(n)(iii), the Company shall indemnify, defend, save and hold harmless to the fullest extent permitted by law the Purchaser and the Purchaser’s Affiliates and each of their respective stockholders, partners, members, managers, investors, officers, directors, employees, advisors, agents or other representatives and any Affiliate of the foregoing, and each of their respective successors and permitted assigns and each Person who controls any of the foregoing, within the meaning of the Securities Act (each an “Indemnified Person”) from and against, and shall promptly reimburse each Indemnified Person for, any cost, damage, disbursement, fee, expense, liability (joint or several), loss, deficiency, penalty, judgment, claim, lawsuit, action, expense, assessment, fine or settlement of any kind or nature, including reasonable legal, accounting and other professional fees and expenses, that are actually imposed on or otherwise actually incurred, suffered or sustained by such Indemnified Person, including those incurred upon any appeal, joint or several (individually, a “Loss” and, collectively, “Losses”) as a result of, or arising out of, relating to or in connection with (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnified Person by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Purchased Shares.

(ii)          Promptly after receipt by an Indemnified Person of written notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against the Company pursuant to the indemnification provisions of this Section 11(n), notify the Company in writing of the commencement of such action; but the omission to so notify the Company shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under the indemnification provisions of this Section 11(n) to the extent the Company is not prejudiced by such omission. In case any such action shall be brought against any Indemnified Person and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and, after notice from the Company to such Indemnified Person of its election so to assume the defense thereof, at its sole cost, risk and expense, the Company shall not be liable to such Indemnified Person for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof, provided, however, that such Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person to be paid by the Company, if, in the reasonable opinion of counsel for such Indemnified Person the representation by the Indemnified Person and the

27

Company by the same counsel would be inappropriate due to actual differing interests between such Indemnified Person and the Company. such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such proceeding or the Company shall not have employed counsel to have charge of the defense that is reasonably satisfactory to the Indemnified Party of such proceeding within 60 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded that there may be defenses available to it that are in conflict with those available to the Company (in which case the Company shall not have the right to direct that portion of the defense of such proceeding on behalf of such Indemnified Party, but the Company may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel in any one proceeding or series of related proceedings together with reasonably necessary local counsel representing all Indemnified Parties who are parties to such proceeding). The Company shall not be liable for any settlement or compromise of any such proceeding effected without its consent, but if settled or compromised with the written consent of the Company, the Company agrees to indemnify and hold harmless the Indemnified Party from and against any Losses by reason of such settlement. The Company shall not, without the prior written consent of the Indemnified Party, consent to a settlement of, or the entry of any judgment arising from, any pending or threatened action or claim in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action or claim and does not include an admission of fault, culpability or failure to act, by or on behalf of such Indemnified Party.

(iii)         Notwithstanding anything to the contrary elsewhere in this Agreement, the Company’s indemnification obligations pursuant to this Section 11(n), other than for a breach of a covenant or a representation or warranty contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(g), 3(k), 3(n) and 3(o), shall not apply to any claim for Losses unless and until such claim for Losses exceeds $ 300,000 (the “Basket Amount”), in which event the Company’s indemnification obligations pursuant to this Section 11(n) shall only apply to the amount of such Losses in excess of the Basket Amount, the Company’s indemnification obligations to Purchaser and its related Indemnified Persons pursuant to this Section 11(n) shall not require the Company to pay for any Losses incurred by such Indemnified Persons in excess of the aggregate consideration received by the Company from the Purchaser hereunder and the Company shall not, in any event, be liable to any Indemnified Person for any consequential, special or punitive damages of such Indemnified Person pursuant to this Section 11(n).

(iv)         The provisions of this Section 11(n) shall constitute the sole and exclusive remedy following the Closing of the Purchaser for Losses arising out of, incurred in connection with or resulting from this Agreement and the Transactions, whether

28

in contract, tort or otherwise, provided that this exclusive remedy for Losses does not preclude any party from bringing an action for fraud.

(m)      Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(n)       Entire Agreement. This Agreement and the other Transaction Documents, together with all exhibits and schedules hereto and thereto constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof. The Company has not, directly or indirectly, made any agreements or entered into any arrangements or understandings with any Person which does not include the Purchaser with respect to or relating to the subject matter hereof or the Transactions contemplated hereby except as set forth in the Transaction Documents, provided, however, it is understood and agreed that the Company shall, concurrently with the execution of this Agreement with the Purchaser, execute other Investor Agreements in order to finance the transactions contemplated by the Merger Agreement.

(o)       Further Assurances. From and after the date of this Agreement, upon the request of the Company or the Purchaser, the Company and the Purchaser will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(p)       Meaning of “Include” and “Including”. Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

[Remainder of page intentionally left blank.]

* * *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

  L-1 IDENTITY SOLUTIONS, INC.

By:	/s/ Robert V. LaPenta
	Name:	Robert V. LaPenta
	Title:	Chairman, President & CEO

[PURCHASER SIGNATURE PAGE TO FOLLOW]

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SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF June 29, 2008

BY AND AMONG

L-1 IDENTITY SOLUTIONS, INC.

AND THE PURCHASER NAMED THEREIN

The undersigned hereby executes and delivers to L-1 Identity Solutions, Inc. the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Number of Purchased Shares:	750,000 shares of Company Common Stock and 15,107 shares of Series A Preferred Stock.

Purchase Price: $	At least $25 million and up to $35 million

Purchaser:	ROBERT v. LaPENTA

Signature:	/s/ ROBERT v. LaPENTA

Name:	ROBERT v. LaPENTA

Title:	N/A

Schedule I

Information about the Purchaser

Name, Address, Facsimile Number Robert V. LaPenta 177 Broad Street, 12th floor Stamford, CT 06901 (203) 504-1100

Number of Purchased Shares

▪     750,000 shares of Common Stock

▪     A number of shares of Series A Convertible Preferred Stock equal to a fraction, the numerator of which is the total investment amount minus the purchase price for the Common Stock and the denominator of which is $1,000.

Purchase Price

Total Investment: at least $25 million and at Mr. LaPenta’s sole election, up to $35 million

•   Purchase price for Common Stock determined pursuant to Section 1(b)

•   Purchase price for Preferred Stock is $1,000 per share.

EXHIBIT B

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF THE

SERIES A CONVERTIBLE PREFERRED STOCK

OF

L-1 IDENTITY SOLUTIONS, INC.

________________________

Pursuant to Section 151 of the

Delaware General Corporation Law

_______________________

L-1 Identity Solutions, Inc.(the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in Article Fourth of the Company’s Amended and Restated Certificate of Incorporation, to fix by resolution the designation of preferred stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof; and

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the Series A Convertible Preferred Stock of the Company and the number of shares constituting such preferred stock;

NOW, THEREFORE, BE IT RESOLVED, that the Company be, and hereby is, authorized to issue a new series of its preferred stock, par value $0.001 per share, on the following terms and with the following designations, power, preferences and rights:

1.         CERTAIN DEFINITIONS. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

“Affiliate” shall mean with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Board” shall mean the Board of Directors of the Company.

“Business Combination”shall mean (i) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

“Business Day” shall mean a day except a Saturday, a Sunday or other day on banks in the City of New York are authorized or required by applicable law to be closed.

“Common Stock” shall mean shares of common stock, par value $0.001, of the Company.

“Common Stock Event” shall mean at any time after the date of the original issuance of shares of Series A Preferred Stock, (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

“Conversion Date” has the meaning set forth in Section 7 hereof.

“Conversion Price” has the meaning set forth in Section 7 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fair Market Value” shall mean an amount equal to the per share closing price of the Common Stock on the NYSE (or if the Common Stock is not then traded on the NYSE, on a similarnational securities exchange or national quotation system) for the relevant determination date or, if the relevant determination date is not a Trading Day, on the Trading Day immediately prior to the relevant determination date (as reported on the website of the NYSE, or, if not reported thereby, any other authoritative source).

“Initial Conversion Price” shall be $[insert per share price elected pursuant to Section 1(b) of the Securities Purchase Agreement].

“Initial Purchaser” shall be Robert V. LaPenta.

“Liquidation Preference” has the meaning set forth in Section 5 hereof.

“Mandatory Conversion Date” shall be June 30, 2028.

“NYSE” shall mean the New York Stock Exchange.

“Parity Securities” has the meaning set forth in Section 3 hereof.

“Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Rights or Options” shall mean Convertible Securities, warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

“Senior Securities” has the meaning set forth in Section 3 hereof.

“Series A Preferred Stock” has the meaning set forth in Section 2 hereof.

“Series B Preferred Stock” shall mean the 8% Series B Senior Preferred Stock, par value $0.001, of the Company, the terms of which are attached hereto as Annex A.

“Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

“Trading Day” is a day on which the NYSE, or if the Company’s shares of Common Stock cease to be quoted on the NYSE, the principal national securities exchange on which the Company’s securities are listed, is open for trading, and only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

2.         NUMBER OF SHARES AND DESIGNATION. 25,000 shares of preferred stock of the Company shall constitute a series of preferred stock, par value $0.001 per share, of the Company designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall rank equally in all respects and shall be subject to the following provisions of this Certificate.

3.         RANK. The Series A Preferred Stock shall, with respect to payment of dividends and rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Company (i) except to the extent otherwise provided herein rank on a parity with the Common Stock (the “Parity Securities”), and (ii) rank junior to each other class or series of equity securities of the Company, whether currently issued or issued in the future without violation of this Certificate, that by its terms ranks senior to the Series A Preferred Stock as to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Company (all of such equity securities are collectively referred to herein as the “Senior Securities”). The respective definitions of Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Parity Securities or Senior Securities, as the case may be.

4.	DIVIDENDS.

a)         Holders of shares of Series A Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid (whether in the form of cash, securities, evidences of indebtedness, assets or otherwise, of the Company, any of its Subsidiaries or any other Person (or rights, options or warrants to subscribe for or acquire any of the foregoing)) on the shares of Common Stock as if immediately prior to each record date for the payment of dividends to the holders of shares of Common Stock, the shares of Series A Preferred Stock then outstanding were converted into shares of Common Stock (in the manner described in Section 7 below). Dividends or distributions payable pursuant to the preceding sentence shall be payable on the same date that such dividends or distributions are payable to holders of shares of Common Stock. Each such dividend or distribution shall be payable to the holders of record of shares of Series A Preferred

Stock as they appear on the stock records of the Company at the close of business on the applicable record date, which shall be not more than 60 days nor less than 10 days preceding the related dividend or distribution payment date, as shall be fixed by the Board.

b)        If there shall be any dividend or distribution, in which holders of Series A Preferred Stock shall be entitled to participate pursuant to this Certificate, which is in the form of Common Stock or rights, options or warrants to subscribe for or acquire Common Stock, then such dividend or distribution shall instead be made to such holder in the form of Series A Preferred Stock (with the number of shares of Series A Preferred Stock issuable in such dividend or distribution being equal to the number of shares of Series A Preferred Stock that would be convertible under Section 7 into the number of shares of Common Stock that such holder would have received in such dividend or distribution, and, in the case of any such dividend or distribution that is in the form of rights, options or warrants to subscribe for or acquire Common Stock, a number of rights, options or warrants to subscribe for or acquire shares of Series A Preferred Stock (with (i) such number of shares of Series A Preferred Stock being equal to the number of shares of Series A Preferred Stock that would be convertible under Section 7 into the number of shares of Common Stock that such rights, options or warrants would have covered had such rights, options or warrants been to subscribe for or acquire Common Stock and (ii) such other terms of the rights, options or warrants (including exercise price and other terms) being such that such rights, option or warrants have equivalent economic and other terms as the rights, options or warrants to subscribe for or acquire Common Stock).

5.         LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall, with respect to each share of Series A Preferred Stock, be entitled to be paid in redemption of such share out of the assets of the Company available for distribution to its stockholders a liquidation preference equal to $1,000 per share of Series A Preferred Stock, before any distribution is made to holders of shares of Common Stock (the “Liquidation Preference”). Neither a consolidation, merger, share exchange or similar transaction involving the Company and any other entity, nor a sale or transfer of all or any part of the Company’s assets for cash, securities or other property, shall be considered a liquidation, dissolution or winding up of the Company within the meaning of this Section 5.

6.         VOTING RIGHTS. Other than any voting rights provided by the Delaware General Corporation Law, the holders of shares of Series A Preferred Stock shall have no voting rights.

7.	OPTIONAL CONVERSION.
(a)	Conversion upon Transfer.

(i)        Any share of Series A Preferred Stock owned by the Initial Purchaser or any Affiliate of an Initial Purchaser shall not be convertible into any share of Common Stock so long as such share of Series A Preferred Stock is owned by such Initial Purchaser or such Affiliate of an Initial Purchaser, provided, however, a share of Series A Preferred Stock shall, at the option of the Initial Purchaser, be convertible (the date of such conversion, the “Conversion Date”) into fully paid and non-assessable shares of Common Stock at the conversion price equal to the “Initial Conversion Price” per share of Common Stock (as defined below), subject to adjustment as described in Section 7(c) hereof (as adjusted, the “Conversion Price”), if such conversion is then permissible in accordance with the rules and regulations of the NYSE. The number of shares of Common Stock into which one share of the Series A Preferred Stock shall be convertible (calculated as to each conversion to the nearest 1/10,000th of a share) shall be determined by dividing (A) the Liquidation Preference by (B) the Conversion Price in effect at the time of conversion.

(ii)       Notwithstanding the foregoing, at any time when a share of Series A Preferred Stock is not or ceases to be owned by the Initial Purchaser or an Affiliate of the Initial Purchaser, such share of Series A Preferred Stock, without any further action or deed on the part of the Company or any other Person, shall automatically convert into fully paid and non-assessable shares of Common Stock at the Conversion Price.

(b)	Mechanics of Conversion.

(i)        On the Conversion Date: (A) the Person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time, and (B) the shares of Series A Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 7. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will, upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).

(ii)       Holders of shares of Series A Preferred Stock at the close of business on the record date for any payment of a dividend in which shares of Series A Preferred Stock are to participate pursuant to Section 3 hereof shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date, and a holder of shares of Series A Preferred Stock on a dividend payment record date whose shares of Series A Preferred Stock have been converted pursuant to Section 7(a) into shares of Common Stock on such dividend payment date will receive the dividend payable by the Company on such shares of Series A Preferred Stock if and when paid, and the converting holder need not include payment of the amount of such dividend upon conversion of shares of Series A Preferred Stock pursuant to Section 7(a).

(iii)      From the date of this Certificate, the Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions of the Series A Preferred Stock, the aggregate number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock (as if all shares of Series A Preferred Stock are so convertible). The Company will procure, at its sole expense, the listing of all shares of Common Stock issuable upon conversion of Series A Preferred Stock, subject to issuance or notice of issuance, on the principal domestic stock exchange on which the Common Stock is then listed or traded. The Company will take all action as may be necessary to ensure that all shares of Common Stock issuable upon conversion of Series A Preferred Stock will be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the shares of Common Stock are listed or traded.

(iv)      Issuances of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holder of shares of Series A Preferred Stock or any of its transferees for any issue or transfer tax (other than taxes in respect of any transfer of Series A Preferred Stock occurring contemporaneously therewith) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the transferee of the Series A Preferred Stock that is to receive Common Stock pursuant to Section 7(a), and no such issuance or delivery need be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been, or will timely be, paid.

(v)       In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay cash in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Fair Market Value per share of Common Stock on the applicable Conversion Date.

(vi)      The Company shall procure that each share of Common Stock issued as a result of conversion of Series A Preferred Stock shall be accompanied by any rights associated generally with each other share of Common Stock outstanding as of the applicable Conversion Date.

(c)       Adjustments to Conversion Price. From and after the date of this Certificate, the Conversion Price shall be adjusted from time to time as follows:

(i)        Common Stock Event. Upon the occurrence of a Common Stock Event, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by multiplying the Conversion Price theretofore in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such action; provided, however, that the Conversion Price of shares of Series A Preferred Stock held by a holder thereof need not be adjusted in respect of a dividend or distribution covered by this paragraph to the extent such holder shall participate in such dividend or distribution equally and ratably on an as-converted basis for such Series A Preferred Stock pursuant to Section 3 hereof.

(ii)       Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a Business Combination covered by Sections 7(c)(i) or 7(c)(iii) hereof), then in any such event each holder of Series A Preferred Stock shall have the right thereafter to receive the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(iii)      Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock covered by Section 7(c)(ii) hereof), lawful provision shall be made as part of the terms of such Business Combination or reclassification whereby the holder of each share of Series A Preferred Stock then outstanding shall have the right to convert only into the kind and amount of securities, cash and other property receivable upon the Business Combination or reclassification by a holder of the number of shares of Common Stock of the Company into which a share of Series A Preferred Stock would have been convertible at the conversion rate described under this Section 7 immediately prior to the Business Combination or reclassification.

(iv)      Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Sections 7(c)(i), (ii) or (iii) hereof shall occur.

(v)       Rounding of Calculations; Minimum Adjustments. All calculations under this Section 7(c) shall be made to the nearest one-tenth (1/10th) of a cent. No adjustment in the Conversion Price is required if the amount of such adjustment would be less than $0.01; provided, however, that any adjustments which by reason of this Section 7(c)(v) are not required to be made will be carried forward and given effect in any subsequent adjustment.

(vi)      Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than action described in this Section 7(c), which in the opinion of the Board would materially adversely affect the conversion rights of the holders of shares of Series A Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board may determine in good faith to be equitable in the circumstances.

(vii)     Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in this Section 7(c), the Company shall forthwith file, at the principal office of the Company, a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series A Preferred Stock at the address appearing in the Company’s records.

(viii)    Notices. In the event that the Company shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in this Section 7(c) or in Section 3 or 4 hereof, the Company shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least 10 days prior to such record date, give notice to the holders of shares of Series A Preferred Stock, in the manner set forth in Section 7(c)(vii), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the Series A Preferred Stock. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 177 Broad Street, Stamford, Connecticut 06901, or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series A Preferred Stock at their addresses appearing on the books of the Company.

8.	Mandatory Conversion.

a)         On the Mandatory Conversion Date, each share of Series A Preferred Stock that is outstanding as of such date, shall automatically convert into fully paid and non-assessable shares of Series B Preferred Stock with a liquidation preference equal to the $1,000 per share of Series B Preferred Stock, subject to adjustment as described in Section 7(c) hereof . All shares of Series A Preferred Stock being converted at one time by a holder shall be aggregated (even if they are represented by more than one certificate) in determining whether a holder would receive a fractional share of Series B Preferred Stock.

b)        On the Mandatory Conversion Date, any party entitled to receive shares of Series B Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Series B Preferred Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder’s shares of Series A Preferred Stock. A holder surrendering his or her certificate or certificates shall notify the Company of the name or names of such holder’s nominees in which such holder wishes the book entry evidence of ownership for shares of Series B Preferred Stock to be issued. The Company shall, as soon as practicable thereafter (and, in any event, within twenty (20) days of such surrender), cause to be issued book entry evidence of ownership of the number of shares of Series B Preferred Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as provided herein.

c)         The Company shall file a Certificate of Designations, Preferences and Rights of the 8% Series B Senior Preferred Stock of L-1 Solutions, Inc., and shall reserve a sufficient number of shares of Series B Preferred Stock for issuance prior to the Mandatory Conversion Date.

9.	CERTAIN OTHER PROVISIONS.

(a)       No share or shares of Series A Preferred Stock acquired by the Company shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of Series A Preferred Stock which the Company shall be authorized to issue.

(b)       If any Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of Series A Preferred Stock, upon receipt of evidence of such loss, theft or destruction of such certificate and, if requested by the Company, an indemnity on customary terms for such situations reasonably satisfactory to the Company.

(c)       The Company shall not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Preferred Stock against dilution or other impairment. At all times, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue shares of Common Stock as herein contemplated upon conversion of shares of Series A Preferred Stock.

(d)       The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(e)       This Certificate shall become effective at [___] a.m. New York City time on June ___ , 2008.

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IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on this [    ] day of [        ], 2008.

L-1 IDENTITY SOLUTIONS, INC.
By:
Name:
Title:

Attest:

___________________________

Secretary of the Company

ANNEX A

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF THE

8% SERIES B SENIOR PREFERRED STOCK

OF

L-1 IDENTITY SOLUTIONS, INC.

________________________

Pursuant to Section 151 of the

Delaware General Corporation Law

_______________________

L-1 Identity Solutions, Inc.(the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in Article Fourth of the Company’s Amended and Restated Certificate of Incorporation, to fix by resolution the designation of preferred stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof; and

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the 8% Series B Senior Preferred Stock of the Company and the number of shares constituting such preferred stock;

NOW, THEREFORE, BE IT RESOLVED, that the Company be, and hereby is, authorized to issue a new series of its preferred stock, par value $0.001 per share, on the following terms and with the following designations, power, preferences and rights:

10.       CERTAIN DEFINITIONS. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

“Board” shall mean the Board of Directors of the Company.

“Common Stock” shall mean shares of common stock, par value $0.001, of the Company.

“Dividend Payment Date” has the meaning set forth in Section 4 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Junior Securities” has the meaning set forth in Section 3 hereof.

“Liquidation Preference” has the meaning set forth in Section 5 hereof.

“Original Issue Date” shall mean the date of the original issuance of shares of Series B Preferred Stock.

“Parity Securities” has the meaning set forth in Section 3 hereof.

“Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Preferred Stock” has the meaning set forth in Section 2 hereof.

“Series B Dividend” has the meaning set forth in Section 4 hereof.

“Series B Preferred Stock” has the meaning set forth in Section 2 hereof.

“Stated Value” shall mean with respect to each share of Series B Preferred Stock, $1,000, plus any accrued dividends with respect to any such share of Series B Preferred Stock.

“Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

11.       NUMBER OF SHARES AND DESIGNATION. 25,000 shares of preferred stock of the Company shall constitute a series of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company designated as 8% Series B Senior Preferred Stock (the “Series B Preferred Stock”). Each share of Series B Preferred Stock shall rank equally in all respects and shall be subject to the following provisions of this Certificate.

12.       RANK. The Series B Preferred Stock shall, with respect to payment of dividends and rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Company rank (i) senior to all classes of Common Stock and to each other class of capital stock of the Company or series of Preferred Stock of the Company existing or hereafter created, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of Common Stock of the Company, as “Junior Securities”); and (ii) on a parity with any class of capital stock of the Company or series of Preferred Stock of the Company hereafter created the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution (collectively referred to as “Parity Securities”).

13.	DIVIDENDS.

(i)  The holders of the shares of Series B Preferred Stock shall be entitled to receive cumulative dividends on each outstanding share of Series B Preferred Stock (the “Series B Dividend”), payable at a rate per annum of 8% of the Stated Value on the Original Issue Date of each such share of Series B Preferred Stock. The Series B Dividend shall not be paid in cash, and will accrue and cumulate and be added to the Stated Value on each Dividend Payment Date, whether or not declared by the Board. The Series B Dividend shall be payable from and including the Original Issue Date and shall accrue annually, in arrears, on the six-month anniversary of the Original Issue Date (each such date, a “Dividend Payment Date”). Accrued but unpaid Series B Dividends shall not bear interest, or any sum of money in lieu of interest.

(ii) The amount of Series B Dividends payable for any period less than a full Dividend Period shall be determined on the basis of twelve 30-day months and a 360-day year. Series B Dividends shall be paid to the holders of record of shares of Series B Preferred Stock as each appears in the stock register of the Company on the close of business on the Original Issue Date.

14.       LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series B Preferred Stock then outstanding shall, with respect to each share of Series B Preferred Stock, be entitled to be paid in redemption of such share out of the assets of the Company available for distribution to its stockholders a liquidation preference equal to the Stated Value per share of Series B Preferred Stock, before any distribution is made to holders of shares of Common Stock (the “Liquidation Preference”). For purposes hereof, a consolidation, merger, share exchange or similar transaction involving the Company and any other entity, or a sale or transfer of all or any part of the Company’s assets for cash, securities or other property, shall be considered a liquidation, dissolution or winding up of the Company within the meaning of this Section 5.

15.       VOTING RIGHTS. Other than any voting rights provided by law, the holders of shares of Series B Preferred Stock shall have no voting rights.

16.	CERTAIN OTHER PROVISIONS.

(a)       No share or shares of Series B Preferred Stock acquired by the Company shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of Series B Preferred Stock which the Company shall be authorized to issue.

(b)       If any Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of Series B Preferred Stock, upon receipt of evidence of such loss, theft or destruction of such certificate and, if requested by the Company, an indemnity on customary terms for such situations reasonably satisfactory to the Company.

(c)       The Company shall not, by amendment of its Amended and Restated Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series B Preferred Stock against dilution or other impairment.

(d)       The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(e)       This Certificate shall become effective at ___ a.m. New York City time on ___ , 2008.

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